EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-114065 on Form S-3 of our report dated March 1, 2006, relating to the financial statements and financial statement schedule of Interstate Power and Light Company, appearing in this Annual Report on Form 10-K of Interstate Power and Light Company for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin

March 1, 2006